UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2019 (December 5, 2019)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amended and Restated Revolving Credit and Term Loan Agreement

On December 5, 2019, Agree Realty Corporation (the “Company”), as parent guarantor, Agree Limited Partnership, as borrower (the “Borrower”), and certain indirect subsidiaries of the Borrower entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement (the “Agreement”) with PNC Bank, National Association (“PNC Bank”), as administrative agent, and certain other lenders named therein (collectively, the “Lenders”). The Agreement provides for a $500 million unsecured revolving credit facility (the “Revolver”), a $65 million unsecured term loan facility (the “$65 Million Term Loan”) and a $35 million unsecured term loan facility (the “$35 Million Term Loan”, and together with the $65 Million Term Loan, the “Term Loans”). PNC Capital Markets LLC (“PNC”), Citigroup Global Markets Inc. (“Citigroup”) and Wells Fargo Securities, LLC (“Wells Fargo”) are Joint Lead Arrangers and Joint Book Managers for the Revolver, and Citigroup and Wells Fargo are Co-Syndication Agents for the Revolver. PNC, Capital One, National Association (“Capital One”), U.S. Bank National Association (“U.S. Bank”), Regions Capital Markets (“Regions”) and Suntrust Robinson Humphrey, Inc. (“Suntrust”) are Joint Lead Arrangers and Joint Book Managers for the Term Loans, and Capital One, U.S. Bank, Regions and Suntrust are Co-Syndication Agents for the Term Loans. The Agreement amends and restates in its entirety that certain Amended and Restated Credit Agreement dated as of December 15, 2016, as amended, among the Company, the Borrower, PNC Bank and certain of the Lenders. Pursuant to the Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the Lenders all of the obligations of the Borrower and each other guarantor under the Agreement, any notes and the other loan documents, including any obligations under hedging arrangements. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Agreement.

The Agreement provides $600 million unsecured borrowing capacity, composed of the Revolver, which matures on January 15, 2024, as well as the Term Loans, both of which mature on January 15, 2024. Subject to certain terms and conditions set forth in the Agreement, the Borrower (i) may request additional lender commitments under any or all facilities of up to an additional aggregate of $500 million and (ii) may elect, for an additional fee, to extend the maturity date of the Revolver by six months up to two times, for a maximum maturity date of January 15, 2025. No amortization payments are required under the Agreement, and interest is payable in arrears (i) for LIBOR-based loans, at the end of each LIBOR interest period and no less frequently than quarterly, and (ii) for Base Rate loans, as defined in the Agreement, on the last business day of each fiscal quarter.

All borrowings under the $500 million unsecured Revolver (except swing line loans) will bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus a margin that is based upon the Company’s credit rating, or (ii) the Base Rate (which is defined as the greater of the rate of interest as publicly announced from time to time by PNC Bank as its prime rate, the Federal Funds Open Rate plus 0.50%, or the Daily Eurodollar Rate plus 1.0%) plus a margin that is based upon the Company’s credit rating. The Agreement also permits the issuance of letters of credit and provides for swing line loans. Letters of credit will bear interest at a rate equal to that borne by balances on the Revolver. Swing line loans will bear interest at a rate equal to the Base Rate plus a margin that is based upon the Company’s credit rating. The margins for the Revolver (other than swing line loans) range in amount from 0.775% to 1.450% for LIBOR-based loans and 0.00% to 0.45% for Base Rate loans and swing line loans, depending on the Company’s credit rating. The margins for the Revolver are subject to improvement based on the Company’s leverage ratio, provided its credit rating meets a certain threshold.

Borrowings under the Term Loans will bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus a margin that is based upon the Company's credit rating or (ii) the Base Rate plus a margin that is based upon the Company’s credit rating. The margins for the Term Loans range in amount from 0.85% to 1.65% for LIBOR-based loans and 0.00% to 0.65% for Base Rate loans, depending on the Company’s credit rating. The Company will utilize existing interest rate swaps to fix LIBOR at 2.0904% for the $65 Million Term Loan and at 2.1970% for the $35 Million Term Loan.

In addition to the interest payable on amounts outstanding under the Agreement, the Company is required to pay a facility fee on the amount of the Commitments, as defined in the Agreement, based on the Company’s credit rating. The applicable facility fee will range in amount from 0.125% to 0.300%, depending on such rating. The facility fee is subject to improvement based on the Company’s leverage ratio, provided its credit rating meets a certain threshold.

The Company’s ability to borrow under the Agreement is subject to its ongoing compliance with a number of customary financial covenants (each as defined in the Agreement), including:

▪	a maximum leverage ratio of 60% (and up to 65% for two quarters, subject to certain conditions);
▪	a minimum fixed charge coverage ratio of 1.50:1.00;
▪	a maximum secured leverage ratio of 40%;
▪	a minimum unsecured interest expense ratio of 1.75:1:00; and
▪	a maximum unencumbered leverage ratio of 60% (and up to 65% for two quarters, subject to certain conditions).

The Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, material judgements, change of control, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the Lenders to exercise all rights and remedies available to them with respect to the collateral.

As of December 5, 2019, the Company had $193 million of borrowings outstanding under the $500 million unsecured Revolver. In connection with entering into the Agreement, the prior notes evidencing the Term Loans were canceled and the Borrower executed new notes evidencing the Term Loans, which were allocated among the lenders in accordance with the terms of the Agreement.

Several of the Lenders and their affiliates have provided, and they and other Lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.

Fourth Amendment to the 2023 Term Loan Agreement

On December 5, 2019, the Company, the Borrower and certain indirect subsidiaries of the Borrower entered into a Fourth Amendment to Term Loan Agreement (the “2023 Term Loan Amendment”) with Capital One, as administrative agent, and certain other lenders named therein (collectively, the “2023 Term Loan Lenders”). The 2023 Term Loan Amendment amends that certain Term Loan Agreement dated as of July 1, 2016, as amended, among the Company, the Borrower, Capital One and the 2023 Term Loan Lenders.

The 2023 Term Loan Amendment amends certain terms to conform to the terms of the Agreement, including certain customary financial covenants (as outlined in the 2023 Term Loan Amendment).

Second Amendment to the 2026 Term Loan Agreement

On December 5, 2019, the Company, the Borrower and certain indirect subsidiaries of the Borrower entered into a Second Amendment to Term Loan Agreement (the “2026 Term Loan Amendment”) with PNC Bank, as administrative agent, and certain other lenders named therein (collectively, the “2026 Term Loan Lenders”). The 2026 Term Loan Amendment amends that certain Term Loan Agreement dated as of December 27, 2018, as amended, among the Company, the Borrower, PNC Bank and the 2026 Term Loan Lenders.

The 2026 Term Loan Amendment amends certain terms to conform to the terms of the Agreement, including certain customary financial covenants (as outlined in the 2026 Term Loan Amendment).

The foregoing descriptions of the Agreement, 2023 Term Loan Amendment and 2026 Term Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the Agreement, 2023 Term Loan Amendment and 2026 Term Loan Amendment, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 9, 2019, the Company issued a press release announcing the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act, unless specifically identified therein as being incorporated therein by reference. Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Current Report on Form 8-K, and the inclusion of any such website address in this Current Report on Form 8-K by incorporation by reference of the press release is as an inactive textual reference only.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Second Amended and Restated Revolving Credit and Term Loan Agreement, dated December 5, 2019, among the Company, the Borrower, PNC Bank and the other lenders party thereto.
10.2	Fourth Amendment to Term Loan Agreement, dated December 5, 2019, among the Company, the Borrower, Capital One, the guarantors party thereto and the lenders party thereto.
10.3	Second Amendment to Term Loan Agreement, dated December 5, 2019, among the Company, the Borrower and PNC Bank.
99.1	Press release, dated December 9, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

	By:	/s/ Clayton R. Thelen
		Name:	Clayton R. Thelen
		Title:	Chief Financial Officer and Secretary

Date: December 9, 2019